INDEPENDENT AUDITORS' CONSENT





We agree to the inclusion in this Form 10-SB of our report, dated December 17, 1999, on our audit of the financial statements of Society of Economic Assurance, Inc. for the eleven months ended November 30, 1999, the period from inception, April 3, 1998, through December 31, 1998, and the period from inception, April 3, 1998, through November 30, 1999.


                                       /s/  Haskell & White LLP
                                       HASKELL  &  WHITE  LLP

Newport  Beach,  California
December  17,  1999